SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549




                                     FORM 8-K



                                  CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  April 16, 1996


                  Northern States Power Company
(Exact name of registrant as specified in its charter)


                          Minnesota
(State or other jurisdiction of incorporation)


 1-3034                                        41-0448030
(Commission File Number)      (IRS Employer Identification No.)


414 Nicollet Mall, Mpls, MN                             55401
(Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code 612-330-5500


(Former name or former address, if changed since last report)


Item 5.                        Other Events

As reported in Item 1-Business under the caption "Nuclear Power
Plants - Licensing, Operation and Waste Disposal" in Northern
States Power Company's Annual Report on Form 10-K for the year ended December 31, 1995, the Company is part of a consortium that has been working with the Mescalero Apache Tribe (the "Tribe") to establish a private facility for interim storage of used nuclear fuel on the Tribe's reservation in New Mexico. This consortium, the Mescalero Fuel Storage, LLC (the "LLC"), is comprised of domestic-based nuclear utility companies. The LLC was established in response to the need to develop temporary storage of spent nuclear fuel until the U.S. Department of Energy takes ultimate responsibility for permanent storage of the fuel.

On April 16, 1996, the LLC voted to suspend negotiations with the Tribe. The LLC and the Tribe were unable to reach agreement on the contract terms for this first-of-a-kind project. The LLC has suspended indefinitely all activities related to the development of a site with the Tribe.

The LLC plans to continue to pursue options with other parties to construct a safe fuel storage facility which will provide benefits to a host community.



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        Northern States Power Company
                        (a Minnesota Corporation)


                        By


                        (Gary R. Johnson)
                        Gary R. Johnson
                        Vice President, General Counsel
                          & Corporate Secretary

Dated: April 18, 1996